UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2017

ADAPTIMMUNE THERAPEUTICS PLC

(Exact name of registrant as specified in its charter)

England and Wales	1-37368	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Park Drive, Milton Park

Abingdon, Oxfordshire OX14 4RY

United Kingdom

(Address of principal executive offices, including zip code)

(44) 1235 430000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 8.01              Other Events.

Effective July 1, 2017, Adaptimmune Therapeutics plc (the “Company” or “Adaptimmune”), assigned to Immunocore Limited (“Immunocore”) all of the Company’s rights, interests, obligations and responsibilities under a lease, dated as of June 24, 2015, between MEPC Milton Park No. 1 Limited and MEPC Milton Park No. 2 Limited (the “Landlord”) and the Company with respect to approximately 9,695 square feet of office space at Building 101, Milton Park, Oxfordshire, U.K. (the “Lease Assignment”). The Landlord consented to the Lease Assignment on June 30, 2017.

The Lease Assignment followed the relocation of the Company’s staff into the Company’s new 67,140 square foot building at Milton Park, Oxfordshire (“Building 60”) in June 2017.  Building 60 comprises laboratory and office space and accommodates all of the Company’s U.K. operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADAPTIMMUNE THERAPEUTICS PLC

Date: July 3, 2017	By:	/s/ Margaret Henry
		Name:	Margaret Henry
		Title:	Corporate Secretary